As filed with the Securities and Exchange Commission on August 23, 1999

                    Registration Nos. 333- , 333- -01, 333- -02 and 333- -03
=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                                 TXU GAS COMPANY

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               TEXAS                                  75-0399066
(STATE OF INCORPORATION OR ORGANIZATION) (I.R.S. EMPLOYER IDENTIFICATION NO.)


                               TXU GAS CAPITAL II
                               TXU GAS CAPITAL III
                               TXU GAS CAPITAL IV
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

              DELAWARE                               TO BE APPLIED FOR
 (STATE OF INCORPORATION OR ORGANIZATION) (I.R.S. EMPLOYER IDENTIFICATION NO'S.)

                                  Energy Plaza
                                1601 Bryan Street
                               Dallas, Texas 75201
                                 (214) 812-4600
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANTS'
                          PRINCIPAL EXECUTIVE OFFICES)

ROBERT A. WOOLDRIDGE, Esq.     PETER B. TINKHAM      ROBERT J. REGER, JR., Esq.
  Worsham, Forsythe        Executive Vice President   Thelen Reid & Priest LLP
 & Wooldridge, L.L.P.        TXU Business Services       40 West 57th Street
 1601 Bryan Street                 Company            New York, New York 10019
  Dallas, Texas 75201          1601 Bryan Street           (212) 603-2000
   (214) 979-3000             Dallas, Texas 75201
                               (214) 812-4600

  (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING
                       AREA CODES, OF AGENTS FOR SERVICE)

                      ------------------------------------

    It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

                             RICHARD L. HARDEN, Esq.
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                          New York, New York 10004-1490
                                (212) 858-1000

                              ------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE WHEN WARRANTED BY MARKET CONDITIONS AND OTHER FACTORS.

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                            ------------------------

                         CALCULATION OF REGISTRATION FEE
==============================================================================
    TITLE
   OF EACH                             PROPOSED       PROPOSED
   CLASS OF                            MAXIMUM        MAXIMUM
  SECURITIES           AMOUNT          OFFERING      AGGREGATE      AMOUNT OF
    TO BE              TO BE             PRICE       OFFERING     REGISTRATION
  REGISTERED         REGISTERED        PER UNIT        PRICE          FEE
------------------------------------------------------------------------------
Debt
Securities....        (1)(4)             (2)      (1)(2)(3)(4)        N/A
------------------------------------------------------------------------------
Preferred Trust
Securities....        (1)(5)             (2)      (1)(2)(3)(5)        N/A
------------------------------------------------------------------------------
TXU Gas
Company
Guarantee
with respect
to Preferred
Trust
Securities
(6)(7)........                                                        N/A
------------------------------------------------------------------------------
TXU Gas
Company
Junior
Subordinated
Debentures(8).                                                        N/A
------------------------------------------------------------------------------
Total(9)......  $500,000,000(3)          (2)    $500,000,000(3)    $139,000
=============================================================================

(1) In no event will the aggregate offering price of all Debt Securities and Preferred Trust Securities issued from time to time pursuant to this Registration Statement exceed $500,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted will not exceed $500,000,000, notwithstanding that the stated principal amount of those securities may exceed such amount.
(2) The proposed maximum offering price per unit will be determined, from time to time, by the registrants in connection with the issuance of the securities registered hereunder.
(3)  Exclusive of accrued interest or distributions, if any.
(4) Subject to footnote (1), there is being registered hereunder an indeterminate principal amount of Debt Securities which may be sold, from time to time, by TXU Gas Company.
(5) Subject to footnote (1), there is being registered hereunder an indeterminate amount of Preferred Trust Securities which may be sold, from time to time, by TXU Gas Capital II, TXU Gas Capital III and/or TXU Gas Capital IV.
(6) No separate consideration will be received for the TXU Gas Guarantee or the Agreement as to Expenses and Liabilities.
(7) This registration is deemed to include the rights of the holders of the Preferred Trust Securities under the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Subordinated Indenture and the Agreement as to Expenses and Liabilities, together constituting the backup undertakings as described in this Registration Statement.
(8) The Junior Subordinated Debentures will be purchased by TXU Gas Capital II, TXU Gas Capital III and/or TXU Gas Capital IV with the proceeds of the sale of Preferred Trust Securities. No separate consideration will be received for the Junior Subordinated Debentures.
(9) Pursuant to Rule 429 under the Securities Act of 1933, the combined Prospectus filed as part of this Registration Statement also relates to $100,000,000 of Debt Securities registered pursuant to Registration Statement File Nos. 333-43811 and 333- 43811-01. A registration fee with respect to that registration statement was paid in the amount of $81,125.

                                 ---------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which an offer, solicitation or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED AUGUST 23, 1999


PROSPECTUS




                                  $600,000,000
                                AGGREGATE AMOUNT
                                 ---------------

                                 TXU GAS COMPANY

                                 DEBT SECURITIES

                                  -------------

                               TXU GAS CAPITAL II
                               TXU GAS CAPITAL III
                               TXU GAS CAPITAL IV

                           PREFERRED TRUST SECURITIES

                   FULLY AND UNCONDITIONALLY GUARANTEED AS SET
                           FORTH IN THIS PROSPECTUS BY

                                 TXU GAS COMPANY

              -----------------------------------------------------

               We will provide specific terms of these securities,
               their offering prices and how they will be offered
                       in supplements to this prospectus.
          You should read this prospectus and any supplement carefully before you invest.

              -----------------------------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




This prospectus is dated              , 1999.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may, over the next two years, sell combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. This amount includes $100,000,000 of securities registered under an earlier registration statement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

     For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.


                       WHERE YOU CAN FIND MORE INFORMATION

     TXU Gas Company, a Texas corporation, changed its name from ENSERCH Corporation on June 14, 1999. TXU Gas Company files annual, quarterly and special reports and other information with the SEC under File No. 1-3183. These SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all of the securities described in this prospectus.

() TXU Gas Company's Annual Report on Form 10-K for the year ended December 31,
   1998.

() TXU Gas Company's Quarterly Reports on Form 10-Q for the quarters ended
   March 31, 1999 and June 30, 1999.

      You may request a copy of these filings at no cost by writing or contacting TXU Gas Company at the following address: Secretary, TXU Gas Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; telephone number (214) 812-4600.

                                 TXU GAS COMPANY

      TXU Gas Company is an integrated company focused on natural gas operating primarily in the north central, eastern and western parts of Texas. TXU Gas Company is engaged in:

 ( ) Owning and operating interconnected natural gas transmission lines, underground storage reservoirs, compressor stations and related properties in Texas;

 ( ) Gathering and processing natural gas to remove impurities and extract liquid hydrocarbons for sale;

 ( ) Wholesale and retail marketing of natural gas in several areas of the United States; and

 ( ) Owning and operating approximately 550 local gas utility distribution systems in Texas.

      On August 5, 1997, Texas Utilities Company, now doing business as TXU Corp, acquired TXU Gas Company. Immediately before the transaction, TXU Gas Company's ownership interests in Enserch Exploration, Inc. and Lone Star Energy Plant Operations, Inc. were distributed to the holders of the TXU Gas' common stock.

      TXU Corp is a holding company whose principal operations are conducted through TXU Electric Company, TXU Gas Company, Eastern Energy Limited and Eastern Group plc. Through these and other subsidiaries, TXU Corp engages in the generation, purchase, transmission, distribution and sale of electricity; the gathering, processing, transportation and distribution of natural gas; energy marketing; and telecommunications, retail energy services, international gas operations, power development and other businesses, primarily in the United States, the United Kingdom and Australia.

      TXU Gas Company's principal place of business is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.


         TXU GAS CAPITAL II, TXU GAS CAPITAL III, AND TXU GAS CAPITAL IV

      TXU Gas Capital II, TXU Gas Capital III and TXU Gas Capital IV are identical Delaware business trusts and each will be described in this prospectus as TXU Gas Capital. TXU Gas Capital was created under a trust agreement among TXU Gas Company as depositor of TXU Gas Capital, The Bank of New York as the property trustee and The Bank of New York (Delaware) as the Delaware trustee and an administrative trustee appointed by TXU Gas Company. The trust agreement will be amended and restated substantially in the form filed as an exhibit to the registration statement. TXU Gas Capital exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of TXU Gas Company as trust assets. All of the common trust securities will be owned by TXU Gas Company. The common trust securities will represent at least 3% of the total capital of TXU Gas Capital. Payments will be made on the common trust securities pro rata with the preferred trust securities, except that the common trust securities' right to payment will be subordinated to the rights of the preferred trust securities if there is a default under the trust agreement. TXU Gas Capital has a term of approximately 40 years, but may dissolve earlier as provided in the trust agreement. TXU Gas Capital's business and affairs will be conducted by its administrative trustees. The office of the Delaware trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of TXU Gas Capital is c/o TXU Gas Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.


                                 USE OF PROCEEDS

      Unless otherwise described in a prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes of TXU Gas Company.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
       RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

      The following ratios were calculated to exclude the effect of businesses that were disposed of by TXU Gas Company on August 5, 1997, the date TXU Gas Company was acquired by TXU Corp.


                                                                    Amount by
                                          Amount      Ratio of        Which
                                            by         Earnings       Fixed
                            Ratio         Which      to Combined   Charges and
                             of           Fixed         Fixed       Preferred
                          Earnings       Charges     Charges and    Dividends
                          to Fixed      Exceeded      Preferred     Exceeded
   Period                 Charges       Earnings      Dividends     Earnings
   ------                 --------      --------      ---------     --------

                                       (millions)                  (millions)
Year ended
December 31, 1994           0.82         $12.8           0.58         $41.8

Year ended
December 31, 1995           1.46           --            1.18           --

Year ended
December 31, 1996           1.31           --            1.01           --

January 1, 1997 to
August 5, 1997              0.58         $19.0           0.49         $27.7

August 5, 1997 to
December 31, 1997           0.66         $10.8           0.57         $16.2

Year ended
December 31, 1998           0.68         $24.9           0.64         $29.4

Six months ended
June 30, 1999               0.28         $27.4           0.27         $29.7




                         DESCRIPTION OF DEBT SECURITIES

      The debt securities will be TXU Gas Company's direct unsecured general obligations. The debt securities will be issued under the Indenture (For Unsecured Debt Securities), dated as of January 1, 1998, between TXU Gas Company and The Bank of New York as trustee under the indenture.

      Material terms of the debt securities and the indenture are summarized below. The form of the indenture was filed with the SEC and you should read the indenture for provisions that may be important to you. The indenture will be qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. Whenever particular provisions or defined terms in the indenture are referred to under this DESCRIPTION OF DEBT SECURITIES, those provisions or defined terms are incorporated by reference in this prospectus.

      The debt securities will rank equally with all of TXU Gas Company's other senior and unsubordinated debt.

      A prospectus supplement and an officer's certificate relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

      ( )    The title of the debt securities;

      ( )    The total principal amount of the debt securities;

      ( ) The dates on which the principal of the debt securities will be payable and how it will be paid;

      ( ) The interest rate or rates which the debt securities will bear, or how the rate or rates will be determined, the interest payment dates for the debt securities and the regular record dates for interest payments;

      ( ) The percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

      ( ) Any date or dates on which the debt securities may be redeemed at the option of TXU Gas Company and any restrictions on those redemptions;

      (  ) Any sinking fund or other provisions that would obligate TXU Gas
           Company to repurchase or otherwise redeem the debt securities;

      ( ) Any changes or additions to the Events of Default under the indenture or changes or additions to the covenants of TXU Gas Company under the indenture;

      ( ) If the debt securities will be issued in denominations other than $1,000;

      ( ) If payments on the debt securities may be made in a currency or currencies other than United States dollars; and

      ( ) Any other terms of the debt securities not inconsistent with the terms of the indenture (Indenture, Section 301).

      The indenture does not limit the principal amount of debt securities that TXU Gas Company may issue.

      TXU Gas Company may sell debt securities at a discount below their principal amount. United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the prospectus supplement. In addition, important United States federal income tax or other tax considerations applicable to any debt securities denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

      Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the indenture will not afford holders of debt securities protection in the event of a highly-leveraged transaction involving TXU Gas Company.

      PAYMENT AND PAYING AGENTS

      Except as may be provided in the prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name that debt security is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of the debt security as of the close of business on a date between 10 and 15 days before the date proposed by TXU Gas Company for payment of defaulted interest or in any other manner permitted by any securities exchange on which that debt security may be listed, if the trustee finds it workable (Indenture, Section 307).

      Unless otherwise specified in the prospectus supplement, principal, premium, if any, and interest on the debt securities at maturity will be payable upon presentation of the debt securities at the corporate trust office of The Bank of New York, in The City of New York, as paying agent for TXU Gas Company. TXU Gas Company may change the place of payment on the debt securities, may appoint one or more additional paying agents, including TXU Gas Company, and may remove any paying agent, all at the discretion of TXU Gas Company (Indenture, Section 602).

      REGISTRATION AND TRANSFER

      Unless otherwise specified in the prospectus supplement, the transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of The Bank of New York in The City of New York. TXU Gas Company may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange (Indenture, Section
602). Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the debt securities. However, TXU Gas Company may require payment to cover any tax or other governmental charge that may be imposed. TXU Gas Company will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any debt security during the 15 days before giving any notice of redemption or (b) any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part (Indenture, Section 305).

      DEFEASANCE

      TXU Gas Company will be discharged from its obligations on the debt securities of a particular series if it deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of debt securities (Indenture, Section 701).

      CONSOLIDATION, MERGER, AND SALE OF ASSETS

      Under the terms of the indenture, TXU Gas Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

      ( ) The surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes TXU Gas Company's obligations on all debt securities and under the indenture;

      ( ) Immediately after giving effect to the transaction, no Event of Default under the indenture or no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, will have occurred and be continuing; and

      ( ) TXU Gas Company will have delivered to the trustee an officer's certificate and an opinion of counsel as provided in the indenture (Indenture, Section 1101).

      The terms of the indenture do not restrict TXU Gas Company in a merger in which TXU Gas Company is the surviving entity.

      EVENTS OF DEFAULT

      "Event of Default", when used in the indenture with respect to debt securities of a specific series, means any of the following:

      ( ) Failure to pay interest on any debt security of that series for 30 days after it is due;

      ( ) Failure to pay the principal of or any premium on any debt security of that series when due;

      ( ) Failure to perform any other covenant in the indenture, other than a covenant that does not relate to the debt securities of that series, for 90 days after TXU Gas Company receives written notice from the trustee or TXU Gas Company and the trustee receive written notice from the holders of 33% in aggregate principal amount of the debt securities;

      ( ) Events in bankruptcy, insolvency or reorganization of TXU Gas Company specified in the indenture; or

      ( ) Any other Event of Default included in any supplemental indenture or officer's certificate for that series of debt securities (Indenture, Section 801).

      An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders.

      REMEDIES

      If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 33% in aggregate principal amount of all the debt securities of the series may declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding debt securities under the indenture, only the trustee or holders of at least 33% in aggregate principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration (Indenture, Section 802).

      At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

      ( ) TXU Gas Company has paid or deposited with the trustee a sum sufficient to pay:

           (1) all overdue interest on all debt securities of the series;

           (2) the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest that is currently due;

           (3)             interest on overdue interest; and

           (4)             all amounts due to the trustee under the indenture;
                           and

      ( ) Any other Event of Default with respect to the debt securities of that series has been cured or waived as provided in the indenture (Indenture, Section 802).

      There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of TXU Gas Company.

      Other than its duties in case of an Event of Default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity (Indenture, Section 903). If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction (Indenture, Section 812). The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture.

      No holder of debt securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

      ( ) The holder has previously given to the trustee written notice of a continuing Event of Default;

      ( ) The holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default has occurred and is continuing have made a written request to the trustee, and have offered reasonable indemnity to the trustee to institute proceedings; and

      ( ) The trustee has failed to institute any proceeding for 60 days after notice (Indenture, Section 807).

However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest on the debt security on or after the applicable due date (Indenture, Section 808).

      TXU Gas Company will provide to the trustee an annual statement by an appropriate officer as to TXU Gas Company's compliance with all conditions and covenants under the indenture (Indenture, Section 606).

      MODIFICATION AND WAIVER

      Without the consent of any holder of debt securities issued under an indenture, TXU Gas Company and the trustee may enter into one or more supplemental indentures for any of the following purposes:

      ( ) To evidence the assumption by any permitted successor of the covenants of TXU Gas Company in the indenture and in the debt securities;

      ( ) To add additional covenants of TXU Gas Company or to surrender any right or power of TXU Gas Company under the indenture;

      ( )  To add additional Events of Default;

      ( ) To change or eliminate or add any provision to the indenture; provided, however, if the change will adversely affect the interests of the holders of debt securities of any series in any material respect, the change, elimination or addition will become effective only:

           (1) when the consent of the holders of debt securities of that series has been obtained in accordance with the indenture; or

           (2) when no debt securities of the affected series remain outstanding under the indenture;

      ( ) To provide collateral security for all but not part of the debt securities;

      ( ) To establish the form or terms of debt securities of any other series as permitted by the indenture;

      ( ) To provide for the authentication and delivery of bearer securities with or without coupons;

      ( ) To evidence and provide for the acceptance of appointment of a successor trustee;

      ( ) To provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

      ( ) To change any place where principal, premium, if any, and interest will be payable, debt securities may be surrendered for registration of transfer or exchange and notices to TXU Gas Company may be served; or

      ( ) To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that the changes or additions do not adversely affect the interests of the holders of debt securities of any series in any material respect (Indenture, Section 1201).

      The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding may waive compliance by TXU Gas Company with some restrictive provisions of the indenture (Indenture, Section
607). The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and some covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected (Indenture, Section 813).

      If the Trust Indenture Act is amended after the date of the indenture in a way as to require changes to the indenture, the indenture will be deemed to be amended so as to conform to that amendment to the Trust Indenture Act. TXU Gas Company and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence the amendment (Indenture, Section
1201).

      The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No amendment or modification may:

      ( ) Change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

      ( ) Reduce the percentage in principal amount of the outstanding debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

      ( ) Modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected by them (Indenture, Section 1202).

      A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the indenture of the holders of the debt securities of any other series.

      The indenture provides that debt securities owned by TXU Gas Company or anyone else required to make payment on the debt securities will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent (Indenture, Section 101).

      TXU Gas Company may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but TXU Gas

Company will have no obligation to do so. If TXU Gas Company fixes a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of these debt securities. A transferee will be bound by acts of the trustee or TXU Gas Company in reliance on them, whether or not notation of that action is made upon the debt security (Indenture, Section 104).

      RESIGNATION OF A TRUSTEE

      A trustee may resign at any time by giving written notice to TXU Gas Company or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and TXU Gas Company. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if TXU Gas Company has delivered to the trustee a resolution of its Board of Directors appointing a successor trustee and that successor has accepted the appointment in accordance with the terms of the respective indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture (Indenture, Section 910).

      NOTICES

      Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register for debt securities (Indenture, Section 106).

      TITLE

      TXU Gas Company, the trustee, and any agent of TXU Gas Company or the trustee, may treat the person in whose name any debt security is registered as the absolute owner of it, whether or not the debt security may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary (Indenture, Section 308).

      GOVERNING LAW

      The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York (Indenture, Section 112).

      REGARDING THE TRUSTEE

      The trustee will be The Bank of New York. In addition to acting as trustee, The Bank of New York acts, and may act, as trustee under various indentures and trusts of TXU Gas Company, TXU Corp and other affiliates, including the trust agreement for the preferred trust securities and the indenture for the junior subordinated debentures described below. TXU Gas Company, TXU Corp and other affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee in the ordinary course of their businesses.

     DESCRIPTION OF TXU GAS CAPITAL'S PREFERRED TRUST SECURITIES AND COMMON
                                TRUST SECURITIES

      TXU Gas Capital will issue preferred trust securities and common trust securities under a trust agreement. The preferred trust securities will represent preferred undivided beneficial interests in the assets of TXU Gas Capital and will entitle their holders to a preference over the common trust securities with respect to distributions and amounts payable on redemption or liquidation. The material terms of the trust agreement are summarized below. The form of trust agreement was filed with the SEC and you should read the trust agreement for provisions that may be important to you. The trust agreement will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the preferred trust securities. Wherever particular defined terms of the trust agreement are referred to, those defined terms are incorporated in this prospectus by reference.

      The preferred trust securities and common trust securities issued by TXU Gas Capital will be substantially the same except that, if TXU Gas Capital fails to make required payments, the rights of TXU Gas Company as the holder of the common trust securities to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the preferred trust securities. If there is a continuing Event of Default under the subordinated indenture described below, holders of the preferred trust securities may vote to appoint, remove or replace any of trustees of TXU Gas Capital. All of the common trust securities of TXU Gas Capital will be owned by TXU Gas Company.

      TXU Gas Capital will use the proceeds from the sale of the preferred trust securities and common trust securities to purchase junior subordinated debentures from TXU Gas Company in an aggregate principal amount equal to the aggregate liquidation preference amount of the preferred trust securities and the common trust securities. The junior subordinated debentures will be issued under the Subordinated Indenture, dated June 1, 1998, between TXU Gas Company and The Bank of New York, as debenture trustee. The property trustee will hold the junior subordinated debentures in trust for the benefit of holders of the preferred trust securities and common trust securities (Trust Agreement, Section 2.09).

      TXU Gas Company will fully and unconditionally guarantee payments due on the preferred trust securities through a combination of the following:

      ( ) TXU Gas Company's obligations under the junior subordinated debentures;

      ( ) The rights of holders of preferred trust securities to enforce those obligations;

      ( )  TXU Gas Company's agreement to pay the expenses of TXU Gas Capital;
           or

      ( ) TXU Gas Company's guarantee of payments due on the preferred trust securities to the extent of TXU Gas Capital's assets.

      A prospectus supplement relating to the preferred trust securities will include specific terms of those securities and of the junior subordinated debentures. For a description of some specific terms that will affect both the preferred trust securities and the junior subordinated debentures and your rights under each, see DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES below.

      DISTRIBUTIONS

      The only income of TXU Gas Capital available for distribution to the holders of preferred trust securities will be payments on the junior subordinated debentures. If TXU Gas Company does not make interest payments on the junior subordinated debentures, TXU Gas Capital will not have funds available to pay distributions on preferred trust securities. The payment of distributions, if and to the extent TXU Gas Capital has sufficient funds available for the payment of those distributions, is guaranteed on a limited basis by TXU Gas Company.

      So long as there is no default in the payment of interest on the junior subordinated debentures, TXU Gas Company may extend the interest payment period from time to time on the junior subordinated debentures for one or more periods. As a consequence, distributions on preferred trust securities would be deferred during any such period. Interest would, however, continue to accrue. If TXU Gas Company extends the interest period or is in default under the guarantee or with respect to payments on the junior subordinated debentures, TXU Gas Company may not:

      ( ) Declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of common stock of TXU Gas Company;

      ( ) Redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

      ( ) Redeem any indebtedness that is equal in right of payment with the junior subordinated debentures; or

      ( )  Make any guarantee payments with respect to any of the above.

      Any extension period with respect to payment of interest on the junior subordinated debentures, or any extended interest payment period in respect of other securities issued under the subordinated indenture or on any similar securities, will apply to all securities of the same type. Those extensions will also apply to distributions on preferred trust securities and common trust securities and all other securities with terms substantially the same as preferred trust securities and common trust securities. Before an extension period ends, TXU Gas Company may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, TXU Gas Company may select a new extended interest payment period. No interest period may be extended beyond the maturity of the junior subordinated debentures.

      REDEMPTION OF PREFERRED TRUST SECURITIES AND COMMON TRUST SECURITIES

      Whenever junior subordinated debentures are repaid, whether at maturity or earlier redemption, the proceeds will be applied to redeem a like amount of preferred trust securities and common trust securities. Holders of junior subordinated debentures will be given not less than 30 nor more than 60 days' notice of any redemption.

      REDEMPTION PROCEDURES

      Preferred trust securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of junior subordinated debentures. Redemptions of the preferred trust securities will be made on a redemption date only if TXU Gas Capital has funds available for the payment of the redemption price plus accrued and unpaid distributions (Trust Agreement, Section 4.02(c)).

      Notice of redemption of preferred trust securities will be irrevocable. On or before the redemption date, TXU Gas Capital will irrevocably deposit with the paying agent for preferred trust securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their preferred trust securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the preferred trust securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the preferred trust securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. If any date fixed for redemption of preferred trust securities is not a business day, then payment will be made on the next business day. No interest will be payable because of any such delay. If payment of preferred trust securities called for redemption is improperly withheld or refused and not paid either by TXU Gas Capital or by TXU Gas Company in accordance with the guarantee, distributions on those preferred trust securities will continue to accrue to the date of payment. That date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions (Trust Agreement, Section 4.02(d)).

      Subject to applicable law, including United States federal securities law, TXU Gas Company may purchase outstanding preferred trust securities by tender, in the open market or by private agreement.

      If preferred trust securities are partially redeemed on a redemption date, a corresponding percentage of the common trust securities will be redeemed. The particular preferred trust securities to be redeemed will be selected not more than 60 days before the redemption date by the property trustee by a method that the property trustee determines is fair, taking into account the denominations in which they were issued. The property trustee will promptly notify the registrar for the preferred trust security in writing of the preferred trust securities selected for redemption and, where applicable, the partial amount to be redeemed (Trust Agreement, Section 4.02(f)).

      SUBORDINATION OF COMMON TRUST SECURITIES

      Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the preferred trust securities and common trust securities will be made proportionately based on the liquidation preference amount. However, if on any distribution payment date or redemption date an Event of Default under the trust agreement has occurred and is continuing, no payment on any common trust security will be made until all payments due on the preferred trust securities have been made. In that case, funds available to the property trustee will first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, preferred trust securities then due and payable (Trust Agreement, Section 4.03(a)).

      If an Event of Default under the trust agreement results from an Event of Default under the subordinated indenture, the holder of common trust securities cannot take action with respect to the trust agreement default until the effect of all defaults with respect to preferred trust securities has been cured, waived or otherwise eliminated. Until the Event of Default under the trust agreement with respect to preferred trust securities has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of preferred trust securities and not the holders of the common trust securities. Only holders of preferred trust securities will have the right to direct the property trustee to act on their behalf (Trust Agreement, Section 4.03(b)).

      LIQUIDATION DISTRIBUTION UPON DISSOLUTION

      TXU Gas Capital will be dissolved and will be liquidated by the property trustee on the first to occur of:

      ( )  The expiration of the term of TXU Gas Capital;

      ( )  The bankruptcy, dissolution or liquidation of TXU Gas Company;

      ( )  Redemption of all of the preferred trust securities;

      ( ) The entry of an order for dissolution of TXU Gas Capital by a court of competent jurisdiction; and

      ( ) At any time, at the election of TXU Gas Company (Trust Agreement, Sections 9.01 and 9.02).

      If an early dissolution occurs because of bankruptcy, dissolution or liquidation of TXU Gas Company, if all the preferred trust securities are redeemed, or if TXU Gas Company so elects, TXU Gas Capital will be liquidated by the property trustee as expeditiously as the property trustee determines to be appropriate. The property trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the preferred trust securities and common trust securities a proportionate amount of junior subordinated debentures. If a distribution of junior subordinated debentures is determined by the property trustee not to be practical, holders will be entitled to receive, out of the assets of TXU Gas Capital after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the preferred trust securities plus accrued and unpaid distributions on them to the date of payment. If this liquidation distribution can be paid only in part because TXU Gas Capital has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by TXU Gas Capital on the preferred trust securities will be paid to the holders proportionately based on the total liquidation preference amount of the preferred trust securities they hold. TXU Gas Company, as holder of the common trust securities, will be entitled to receive distributions upon any dissolution proportionately with the holders of the preferred trust securities, except that if an Event of Default has occurred and is continuing under the trust agreement, the preferred trust securities will have a preference over the common trust securities (Trust Agreement, Section 9.04).

      EVENTS OF DEFAULT; NOTICE

      Any one of the following events will be an Event of Default under the trust agreement whether it will be voluntary or involuntary or be effected by operation of law or in accordance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

      ( ) The occurrence of an Event of Default under the subordinated indenture;

      ( ) Default by TXU Gas Capital in the payment of any distribution when it becomes due and payable, and continuation of that default for 30 days;

      ( ) Default by TXU Gas Capital in the payment of any redemption price, plus accrued and unpaid distributions, of any preferred trust security or common trust security when it becomes due and payable;

      ( ) Default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement which is not dealt with above, and the continuation of that default or breach for 60 days after notice to TXU Gas Capital by the holders of preferred trust securities having at least 10% of the total liquidation preference amount of the outstanding preferred trust securities; or

      ( ) The occurrence of specified events of bankruptcy or insolvency with respect to TXU Gas Capital (Trust Agreement, Section 1.01).

      Within 90 business days after the occurrence of any Event of Default under the trust agreement, the property trustee will transmit to the holders of preferred trust securities and common trust securities and TXU Gas Company notice of any default actually known to the property trustee, unless that default has been cured or waived (Trust Agreement, Section 8.01(a)).

      A holder of preferred trust securities may directly institute a proceeding to enforce payment when due directly to the holder of the preferred trust securities of the principal of or interest on junior subordinated debentures having a principal amount equal to the aggregate liquidation preference amount of the holder's preferred trust securities. The holders of preferred trust securities have no other rights to exercise directly any other remedies available to the holder of the junior subordinated debentures unless the property trustee fails to do so (Trust Agreement, Section 6.01(a)).

      Unless an Event of Default under the subordinated indenture has occurred and is continuing, the holder of the common trust securities may remove the property trustee at any time. If an Event of Default under the subordinated indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding preferred trust securities may remove the property trustee. Any resignation or removal of the property trustee will take effect only on the acceptance of appointment by the successor property trustee (Trust Agreement, Section 8.10).

      MERGER OR CONSOLIDATION OF THE PROPERTY TRUSTEE OR THE DELAWARE TRUSTEE

      If the property trustee or the Delaware trustee merge or consolidate with another entity, or if any entity succeeds to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, the successor or surviving company will be the successor to the property trustee or the Delaware trustee under the trust agreement, so long as it is otherwise qualified and eligible (Trust Agreement, Section 8.12).

      VOTING RIGHTS

      Except with respect to amendments to the trust agreement and amendments to and assignment of the guarantee, the holders of preferred trust securities will have no voting rights not otherwise required by law or the trust agreement (Trust Agreement, Section 6.01(a)).

      While junior subordinated debentures are held by the property trustee, the property trustee will not:

      ( ) Direct the time, method and place to conduct any proceeding for any remedy available to the debenture trustee, or to execute any trust or power conferred on the debenture trustee with respect to the junior subordinated debentures;

      ( )  Waive any past default under the subordinated indenture;

      ( ) Exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

      ( ) Consent to any amendment, modification or termination of the subordinated indenture or the junior subordinated debentures, where that consent will be required;

without, in each case, obtaining the prior approval of the holders of preferred trust securities having at least 66 2/3% of the liquidation preference amount of the outstanding preferred trust securities. Where a consent of each holder of junior subordinated debentures affected is required, no consent will be given by the property trustee without the prior consent of each holder of the preferred trust securities. The property trustee will not revoke any action previously authorized or approved by a vote of the holders of preferred trust securities. If the property trustee fails to enforce its rights under the junior subordinated debentures or the trust agreement, to the fullest extent permitted by law, a holder of the preferred trust securities may institute a legal proceeding directly against TXU Gas Company to enforce the property trustee's rights under the junior subordinated debentures or the trust agreement without first instituting any legal proceeding against the property trustee or anyone else. The property trustee will notify all holders of preferred trust securities of any notice of default received from the debenture trustee. The property trustee will not take any action approved by the consent of the holders of the preferred trust securities without an opinion of counsel experienced in those matters to the effect that TXU Gas Capital will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of that action (Trust Agreement, Sections 6.01(a) and 6.01(b)).

      Holders of preferred trust securities may give any required approval at a meeting convened for that purpose or by written consent without prior notice (Trust Agreement, Section 6.06). The administrative trustees will give notice of any meeting at which holders of preferred trust securities are entitled to vote (Trust Agreement, Section 6.02).

      No vote or consent of the holders of preferred trust securities will be required for TXU Gas Capital to redeem and cancel preferred trust securities in accordance with the trust agreement.

      Although holders of preferred trust securities are entitled to vote or consent under any of the circumstances described above, any of preferred trust securities that are owned by TXU Gas Company, any trustee under the trust agreement or any affiliate of TXU Gas Company, will be treated as if they were not outstanding for purposes of that vote or consent (Trust Agreement, Section 1.01).

      Unless an Event of Default under the subordinated indenture has occurred and is continuing, holders of preferred trust securities will have no rights to appoint or remove the administrative trustees of TXU Gas Capital, who may be appointed, removed or replaced solely by TXU Gas Company as the holder of the common trust securities (Trust Agreement, Section 8.10).

      AMENDMENTS

      The trust agreement may be amended from time to time by TXU Gas Capital and TXU Gas Company without the consent of any holders of preferred trust securities and common trust securities:

      ( ) To cure any ambiguity, correct inconsistent provisions, make any other provisions with respect to matters or questions arising under the trust agreement that do not conflict with the other provisions of the trust agreement or any amendments of the trust agreement, or to change the name of the trust; or

      ( ) To modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that TXU Gas Capital will not be classified as an association taxable as a corporation for United States federal income tax purposes at any time that any preferred trust securities and common trust securities are outstanding or to ensure TXU Gas Capital's exemption from the status of an "investment company" under the Investment Company Act of 1940.

No amendment described above may materially adversely affect the interests of any holder of preferred trust securities and common trust securities. The amendments to the trust agreement which cure ambiguity, correct inconsistencies or supplement existing provisions will become effective when notice of the amendment is given to the holders of preferred trust securities and common trust securities (Trust Agreement, Section 10.03(a)).

      Except as provided below, any provision of the trust agreement may be amended by the administrative trustees and TXU Gas Company with:

      ( ) The consent of holders of preferred trust securities and common trust securities representing not less than a majority of the total liquidation preference amount of the preferred trust securities and common trust securities then outstanding; and

      ( ) Receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not cause TXU Gas Capital to be classified as an association taxable as a corporation for United States federal income tax purposes or affect TXU Gas Capital's exemption from status of an "investment company" under the Investment Company Act (Trust Agreement, Section 10.03(b)).

      Each holder of preferred trust securities or common trust securities must consent to any amendment to the trust agreement that:

      ( ) Changes the amount or timing of any distribution with respect to preferred trust securities or common trust securities or otherwise adversely affects the amount of any distribution required to be made in respect of preferred trust securities and common trust securities as of a specified date; or

      ( ) Restricts the right of a holder of preferred trust securities and common trust securities to institute suit for the enforcement of any distribution on or after a specified date (Trust Agreement, Section 10.03(c)).

      CO-TRUSTEES AND SEPARATE TRUSTEE

      If no Event of Default under the trust agreement has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property of TXU Gas Capital may at the time be located, TXU Gas Company and the property trustee may appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property. Upon the written request of the property trustee, TXU Gas Company will for that purpose join with the property trustee in the execution, delivery and performance of all instruments necessary or proper to make that appointment. The appointment will vest in that person or persons in that capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If TXU Gas Company does not join in that appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default under the subordinated indenture has occurred and is continuing, the property trustee alone will have power to make that appointment (Trust Agreement, Section 8.09).

      FORM, EXCHANGE, AND TRANSFER

      Preferred trust securities of any TXU Gas Capital Trust may be exchanged for other preferred trust securities of that trust in any authorized denomination and with the same terms and total liquidation preference (Trust Agreement, Section 5.04).

      Subject to the terms of the trust agreement, preferred trust securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the preferred trust security registrar or at the office of any transfer agent designated by TXU Gas Company for that purpose. TXU Gas Company may designate itself the preferred trust security registrar. No service charge will be made for any registration of transfer or exchange of preferred trust securities, but TXU Gas Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer. In that case, the holder requesting transfer must pay the tax or charges and give any indemnity that TXU Gas Capital or TXU Gas Company may require (Trust Agreement, Section 5.04). A transfer or exchange will be made when the transfer agent is satisfied with the documents of title and identity of the person making the request. TXU Gas Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that TXU Gas Company will be required to maintain a transfer agent in each place of payment for preferred trust securities.

      TXU Gas Capital will not be required to:

      ( ) Issue, register the transfer of, or exchange any preferred trust securities during the 15 calendar days before the mailing of a notice of redemption of any preferred trust securities called for redemption and ending at the close of business on the day the notice is mailed; or

      ( ) Register the transfer of or exchange any preferred trust securities so selected for redemption, in whole or in part, except the unredeemed portion of any preferred trust securities being redeemed in part (Trust Agreement, Section 5.04).

      REGISTRAR AND TRANSFER AGENT

      TXU Business Services Company, an affiliate of TXU Gas Company, will act as registrar and transfer agent for the preferred trust securities (Trust Agreement, Section 5.04).

      CONCERNING THE PROPERTY TRUSTEE

      The property trustee will be The Bank of New York, which also acts as trustee under various indentures and trusts of TXU Gas Company, TXU Corp and other affiliates, including the indentures for the debt securities described above, and the junior subordinated debentures described below. TXU Gas Company, TXU Corp and other affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the property trustee in the ordinary course of their businesses. The property trustee also acts as the guarantee trustee under the guarantee and the debenture trustee under the subordinated indenture. The Delaware trustee will be The Bank of New York (Delaware).

      DUTIES OF THE TRUSTEES

      The Delaware trustee will act as the resident trustee in the State of Delaware and will have no other significant duties (Trust Agreement, Section 2.06). The property trustee will hold the junior subordinated debentures on behalf of TXU Gas Capital and will maintain a payment account with respect to the preferred trust securities and common trust securities, and will also act as trustee under the trust agreement for the purposes of the Trust Indenture Act.

      The administrative trustees of TXU Gas Capital are authorized and directed to conduct the affairs of TXU Gas Capital and to operate TXU Gas Capital so that TXU Gas Capital will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the junior subordinated debentures will be treated as indebtedness of TXU Gas Company for United States federal income tax purposes. In this regard, the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred trust securities (Trust Agreement, Section 2.07(d)).

      GOVERNING LAW

      The trust agreement and the preferred trust securities will be governed by, and construed in accordance with, the laws of the State of Delaware (Trust Agreement, Section 10.05).

      MISCELLANEOUS

      Holders of the preferred trust securities have no preemptive or similar rights (Trust Agreement, Section 5.13).


                          DESCRIPTION OF THE GUARANTEE

      Material terms of the guarantee that TXU Gas Company will execute and deliver for the benefit of the holders of the preferred trust securities are summarized below. The form of guarantee was filed with the SEC and you should read the guarantee for provisions that may be important to you. The guarantee will be qualified as an indenture under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the guarantee. Whenever particular provisions or defined terms of the guarantee are referred to in this prospectus, those provisions or defined terms are incorporated in this prospectus by reference.

      The Bank of New York will act as guarantee trustee under the guarantee. The Bank of New York also will act as the property trustee under the trust agreement and the debenture trustee under the subordinated indenture. The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred trust securities.

      GENERAL TERMS OF THE GUARANTEE

      TXU Gas Company will irrevocably and unconditionally agree to make the guarantee payments listed below in full to the holders of the preferred trust securities if they are not made by TXU Gas Capital, as and when due, regardless of any defense, right of set-off or counterclaim that TXU Gas Company may have or assert. The following payments will be subject to the guarantee, without duplication:

      ( ) Any accrued and unpaid distributions required to be paid on preferred trust securities, to the extent TXU Gas Capital has sufficient funds available for payments;

      ( ) The redemption price, plus all accrued and unpaid distributions, for any preferred trust securities called for redemption by TXU Gas Capital, to the extent TXU Gas Capital has sufficient funds available for payments; and

      ( ) Upon a voluntary or involuntary dissolution, winding-up or termination of TXU Gas Capital except in connection with (1) the distribution of junior subordinated debentures to the holders in exchange for preferred trust securities as provided in the trust agreement or (2) the redemption of all of the preferred trust securities upon maturity or redemption of the junior subordinated debentures as provided in the trust agreement, the lesser of:

           (1) the total liquidation preference amount of, and all accrued and unpaid distributions on, preferred trust securities to the date of payment; and

           (2) the amount of assets of TXU Gas Capital remaining available for distribution to holders of preferred trust securities in liquidation of TXU Gas Capital (Guarantee Agreement, Section 5.01).

TXU Gas Company's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by TXU Gas Company to the holders of preferred trust securities or by causing TXU Gas Capital to pay those amounts to the holders (Guarantee Agreement, Section 5.01).

      The guarantee will be a guarantee with respect to the preferred trust securities, but will not apply to any payment of distributions if and to the extent that TXU Gas Capital lacks the funds available to make those payments or to any collection of payment.

      If TXU Gas Company does not make interest payments on the junior subordinated debentures held by TXU Gas Capital, TXU Gas Capital will not have funds available to pay distributions on the preferred trust securities. The guarantee will rank subordinate and junior in right of payment to all liabilities of TXU Gas Company except liabilities that are equal in right of payment by their terms (Guarantee Agreement, Section 6.01).

      TXU Gas Company will enter into an agreement as to expenses and liabilities with TXU Gas Capital, to provide funds to TXU Gas Capital as needed to pay obligations of TXU Gas Capital to parties other than holders of preferred trust securities. The junior subordinated debentures and the guarantee, together with the obligations of TXU Gas Company with respect to the preferred trust securities under the subordinated indenture, the trust agreement, the guarantee and the agreement as to expenses and liabilities, constitute a full and unconditional guarantee of the preferred trust securities by TXU Gas Company. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by TXU Gas Company of the preferred trust securities.

      AMENDMENTS AND ASSIGNMENT

      No vote is required for changes to the trust agreement that do not materially adversely affect the rights of holders of preferred trust securities. Other terms of the guarantee may be changed only with the prior approval of the holders of the preferred trust securities having at least 66 2/3% of the total liquidation preference amount of the outstanding preferred trust securities (Guarantee Agreement, Section 8.02). All guarantees and agreements contained in the guarantee will bind the successors, assigns, receivers, trustees and representatives of TXU Gas Company and will inure to the benefit of the holders of the preferred trust securities then outstanding (Guarantee Agreement, Section 8.01).

      EVENTS OF DEFAULT

      An Event of Default under the guarantee will occur if TXU Gas Company fails to perform any of its payment obligations under the guarantee (Guarantee Agreement, Section 1.01). The holders of the preferred trust securities having a majority of the total liquidation preference amount of the preferred trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee (Guarantee Agreement, Section 5.04).

      If the guarantee trustee fails to enforce the guarantee, any holder of the preferred trust securities may enforce the guarantee, or institute a legal proceeding directly against TXU Gas Company to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against TXU Gas Capital, the guarantee trustee or anyone else (Guarantee Agreement, Section 5.04).

      TXU Gas Company will be required to provide an annual statement to the guarantee trustee about TXU Gas Company's performance of some of its obligations under the guarantee and any default in its performance of the obligations.

      TXU Gas Company will also be required to file annually with the guarantee trustee an officer's certificate as to TXU Gas Company's compliance with all conditions under the guarantee (Guarantee Agreement, Section 2.04).

      INFORMATION CONCERNING THE GUARANTEE TRUSTEE

      The guarantee trustee will undertake to perform only those duties specifically described in the guarantee until a default occurs. After a default under the guarantee, the guarantee trustee must exercise the same degree of care in its duties as a prudent individual would exercise in the conduct of his or her own affairs (Guarantee Agreement, Section 3.01(b)). Otherwise, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the preferred trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur (Guarantee Agreement, Section 3.01(c)).

      TERMINATION OF THE GUARANTEE

      The guarantee will terminate and be of no further force and effect upon:

      ( ) Full payment of the redemption price, plus accrued and unpaid distributions, for all the preferred trust securities;

      ( ) The distribution of junior subordinated debentures to holders of the preferred trust securities in exchange for all of the preferred trust securities; or

      ( )  Full payment of the amounts payable upon liquidation of TXU Gas
           Capital.

      The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred trust securities must restore payment of any sums paid under the preferred trust securities or the guarantee (Guarantee Agreement, Section 7.01).

      STATUS OF THE GUARANTEE

      The guarantee will be an unsecured obligation of TXU Gas Company and will rank:

      ( ) Subordinate and junior in right of payment to all liabilities of TXU Gas Company, except any liabilities that are equal in right of payment by their terms;

      ( ) Equal in right of payment with the most senior preferred or preference stock that may be issued by TXU Gas Company and with any guarantee that may be entered into by TXU Gas Company in respect of any preferred or preference stock of any affiliate of TXU Gas Company; and

      ( )  Senior to TXU Gas Company's common stock (Guarantee Agreement,
           Section 6.01).

      The trust agreement provides that by accepting preferred trust securities, a holder agrees to the subordination provisions and other terms of the guarantee.

      The guarantee will be a guarantee of payment and not of collection (Guarantee Agreement, Section 5.05). That is, the guaranteed party may institute a legal proceeding directly against TXU Gas Company to enforce its rights under the guarantee without first instituting a legal proceeding against anyone else.

      GOVERNING LAW

      The guarantee will be governed by, and construed in accordance, with the laws of the State of New York (Guarantee Agreement, Section 8.06).


                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

      The junior subordinated debentures which the property trustee will hold on behalf of TXU Gas Capital as trust assets will be subordinated obligations of TXU Gas Company. The junior subordinated debentures will be issued under the subordinated indenture.

      Material terms of the junior subordinated debentures and the subordinated indenture are summarized below. The subordinated indenture has been filed with the SEC, and you should read the subordinated indenture for provisions that may be important to you. The subordinated indenture will be qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the junior subordinated debentures. Whenever particular provisions or defined terms in a subordinated indenture are referred to in this prospectus, those provisions or defined terms are incorporated by reference in this prospectus.

      The subordinated indenture provides for the issuance of subordinated debentures, including the junior subordinated debentures, and other subordinated debt in an unlimited amount from time to time (Subordinated Indenture, Section
301). The junior subordinated debentures issued to TXU Gas Capital will constitute a separate series of subordinated debentures under the subordinated indenture.

      A prospectus supplement and an officer's certificate relating to the junior subordinated debentures being offered will include specific terms relating to that offering. These terms will include some or all of the following:

      ( )  The title of the junior subordinated debentures;

      ( )  The total principal amount of the junior subordinated debentures;

      ( ) The dates on which the principal of the junior subordinated debentures will be payable and how it will be paid;

      ( ) The interest rate or rates which the junior subordinated debentures will bear, or how the rate or rates will be determined, the interest payment dates for the junior subordinated debentures and the regular record dates for interest payments;

      ( ) Any right to extend the interest payment periods for the junior subordinated debentures;

      ( ) The percentage, if less than 100%, of the principal amount of the junior subordinated debentures that will be payable if the maturity of the junior subordinated debentures is accelerated;

      ( ) Any date or dates on which the junior subordinated debentures may be redeemed at the option of TXU Gas Company and any restrictions on those redemptions;

      ( ) Any sinking fund or other provisions that would obligate TXU Gas Company to repurchase or otherwise redeem the junior subordinated debentures;

      ( ) Any changes or additions to the Events of Default under the subordinated indenture or changes or additions to the covenants of TXU Gas Company under the subordinated indenture;

      ( ) If the junior subordinated debentures will be issued in denomination other than $25;

      ( ) If payments on the junior subordinated debentures may be made in a currency or currencies other than United States dollars; and

      ( ) Any other terms of the junior subordinated debentures not inconsistent with the terms of the subordinated indenture (Subordinated Indenture, Section 301).

      The junior subordinated debentures of each series will be limited in total principal amount to the sum of the total liquidation preference amount of the preferred trust securities and the consideration paid by TXU Gas Company for the common trust securities of the related TXU Gas Capital trust. The junior subordinated debentures are unsecured, subordinated obligations of TXU Gas Company which rank junior to all of TXU Gas Company's Senior Indebtedness (Subordinated Indenture, Section 1501). Senior Indebtedness is defined in the subordinated indenture to include all notes and other obligations including guarantees of TXU Gas Company for borrowed money that is not subordinate or junior in right of payment to any other indebtedness of TXU Gas Company unless by its terms it is equal in right of payment to the junior subordinated debentures. The obligations of TXU Gas Company under the guarantee and the junior subordinated debentures will not be deemed to be Senior Indebtedness (Subordinated Indenture, Section 101). The amounts payable as principal and interest on the junior subordinated debentures will be sufficient to provide for payment of distributions payable on preferred trust securities and common trust securities.

      If junior subordinated debentures are distributed to holders of preferred trust securities in a dissolution of TXU Gas Capital, the junior subordinated debentures will be issued in fully registered certificated form in the denominations and integral multiples of the denominations in which the preferred trust securities have been issued, and they may be transferred or exchanged at the offices of the debenture trustee (Subordinated Indenture, Section 201).

      Payments of principal and interest on junior subordinated debentures will be payable, the transfer of junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of the same series of other denominations of the same total principal amount, at the corporate trust office of the debenture trustee in The City of New York (Subordinated Indenture, Section 602). However, TXU Gas Company may choose to make payment of interest by check mailed to the address of the persons entitled to it and may require that the payment in full of principal with respect to any junior subordinated debenture be made only upon surrender of the junior subordinated debenture to the debenture trustee.

      OPTIONAL REDEMPTION

      For so long as TXU Gas Capital is the holder of all the related outstanding junior subordinated debentures, the proceeds of any optional redemption will be used by TXU Gas Capital to redeem preferred trust securities and common trust securities in accordance with their terms.

      The debenture trustee will give notice to the holders of any optional redemption of junior subordinated debentures, not less than 30 nor more than 60 days before that redemption. All notices of redemption will state the redemption date and the redemption price plus accrued and unpaid interest. If less than all the junior subordinated debentures are to be redeemed, the notice will identify those to be redeemed and the portion of the principal amount of any junior subordinated debentures to be redeemed in part. The notice will state that on the redemption date, subject to the debenture trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid interest will become due and payable on each junior subordinated debenture to be redeemed and that interest will cease to accrue on and after that date. It will name the place or places where the junior subordinated debentures are to be surrendered for payment of the redemption price plus accrued and unpaid interest (Subordinated Indenture, Section 404).

      INTEREST

      The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed (Subordinated Indenture, Section 310). If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment will be made on the next business day. No interest will be paid in respect of any such delay. However, if the delayed payment date is in the next calendar year, the payment will be made on the last business day of the earlier year. These payments will have the same force and effect as if made on the date the payment was originally payable (Subordinated Indenture, Section 113).

      OPTION TO EXTEND INTEREST PAYMENT PERIOD

      So long as there is no default in the payment of interest on the junior subordinated debentures, TXU Gas Company may extend the interest payment period from time to time on the junior subordinated debentures for one or more periods (Subordinated Indenture, Section 311). As a consequence, distributions on preferred trust securities would be deferred during any extension period. Interest would, however, continue to accrue. If TXU Gas Company extends the interest period or is in default under the guarantee or with respect to payments on the junior subordinated debentures, TXU Gas Company may not:

      ( ) Declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of common stock of TXU Gas Company;

      ( ) Redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

      ( ) Redeem any indebtedness that is equal in right of payment with the junior subordinated debentures; or

      ( )  Make any guarantee payments with respect to any of the above
          (Subordinated Indenture, Section 608).

      Any extension period with respect to payment of interest on the junior subordinated debentures, or any extension period in respect of other securities issued under the subordinated indenture or on any similar securities, will apply to all securities of the same type. Those extensions will also apply to distributions on preferred trust securities and common trust securities and all other securities with terms substantially the same as preferred trust securities and common trust securities. Before an extension period ends, TXU Gas Company may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, TXU Gas Company may select a new extension period. No interest period may be extended beyond the maturity of the junior subordinated debentures. TXU Gas Company will give TXU Gas Capital and the debenture trustee notice of its election of an extension period before the earlier of (1) one business day before the record date for the distribution which would occur if TXU Gas Company did not make the election to extend or (2) the date TXU Gas Company is required to give notice to the New York Stock Exchange or any other applicable self-regulatory organization of the record date. TXU Gas Company will cause TXU Gas Capital to send notice of that election to the holders of preferred trust securities.

      ADDITIONAL INTEREST

      So long as any preferred trust securities remain outstanding, if TXU Gas Capital is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the junior subordinated debentures, then TXU Gas Company will pay as interest on the junior subordinated debentures any additional interest that may be necessary in order that the net amounts retained by TXU Gas Capital after the payment of those taxes, duties, assessments or governmental charges will be the same as TXU Gas Capital would have had in the absence of the payment of those taxes, duties, assessments or governmental charges (Subordinated Indenture, Section 312).

      DEFEASANCE

      TXU Gas Company will be discharged from its obligations on the subordinated debentures of a particular series if it deposits with the debenture trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of the subordinated debentures (Subordinated Indenture, Section 701).

      SUBORDINATION

      The junior subordinated debentures will be subordinate and junior in right of payment to all Senior Indebtedness of TXU Gas Company (Subordinated Indenture, Section 1501). No payment of the principal of the junior subordinated debentures, including redemption and sinking fund payments, or interest on the junior subordinated debentures may be made until all holders of Senior Indebtedness have been paid, if any of the following occurs:

      ( ) Specified events of bankruptcy, insolvency or reorganization of TXU Gas Company;

      ( ) Any Senior Indebtedness is not paid when due and that default continues without waiver;

      ( ) Any other default has occurred and continues without waiver, permitting the holders of Senior Indebtedness to accelerate the maturity of that indebtedness; or

      ( ) The maturity of any other series of subordinated debentures under the subordinated indenture has been accelerated, because of an Event of Default under the subordinated indenture which remains uncured (Subordinated Indenture, Section 1502).

      Upon any distribution of assets of TXU Gas Company to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of the junior subordinated debentures are entitled to receive or retain any payment (Subordinated Indenture, Section 1504).

      The subordinated indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of June 30, 1999 TXU Gas Company had approximately $701 million principal amount of indebtedness for borrowed money constituting Senior Indebtedness.

      CONSOLIDATION, MERGER, AND SALE OF ASSETS

      Under the terms of the subordinated indenture, TXU Gas Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

      ( ) The surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes TXU Gas Company's obligations on all subordinated debentures issued under the subordinated indenture;

      ( ) Immediately after giving effect to the transaction, no Event of Default under the subordinated indenture or no event which, after notice or lapse of time or both, would become an Event of Default under the subordinated indenture, occurs and is continuing; and

      ( ) TXU Gas Company delivers to the debenture trustee an officer's certificate and an opinion of counsel as provided in the subordinated indenture (Subordinated Indenture, Section 1101).

      EVENTS OF DEFAULT

      "Event of Default", when used in the subordinated indenture for subordinated debentures of a specific series, will mean any of the following:

      ( ) Failure to pay interest on any subordinated debenture of that series for 30 days after it is due;

      ( ) Failure to pay the principal of or any premium on any subordinated debenture of that series when due;

      ( ) Failure to perform any other covenant in the subordinated indenture, other than a covenant that does not relate to subordinated debentures of that series, that continues for 90 days after TXU Gas Company receives written notice from the debenture trustee or TXU Gas Company and the debenture trustee receive a written notice from 33% of the holders of the subordinated debentures of that series;

      ( ) Specified events in bankruptcy, insolvency or reorganization of TXU Gas Company; or

      ( ) Any other Event of Default included in any supplemental indenture or officer's certificate for that series of subordinated debentures (Subordinated Indenture, Section 801).

      An Event of Default under the subordinated indenture for a particular series of subordinated debentures does not necessarily constitute an Event of Default under the subordinated indenture for any other series of subordinated debentures issued under the subordinated indenture. The debenture trustee may withhold notice to the holders of subordinated debentures of any default except a default in the payment of principal or interest if it considers the withholding of notice to be in the best interests of the holders.

      REMEDIES

      If an Event of Default under the subordinated indenture for any series of subordinated debentures occurs and continues, the debenture trustee or the holders of at least 33% in aggregate principal amount of the subordinated debentures of the series may declare the entire principal amount of all the subordinated debentures of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default under the subordinated indenture is applicable to all outstanding subordinated debentures under the subordinated indenture, only the debenture trustee or holders of at least 33% in aggregate principal amount of all outstanding subordinated debentures of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration (Subordinated Indenture, Section 802).

      At any time after a declaration of acceleration with respect to the subordinated debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default under the subordinated indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

  ( ) TXU Gas Company has paid or deposited with the debenture trustee a sum sufficient to pay:

       (1)  all overdue interest on all subordinated debentures of the series;

       (2) the principal of and premium, if any, on any subordinated debentures of the series which have otherwise become due and interest that is currently due;

       (3)  interest on overdue interest; and

       (4) all amounts due to the debenture trustee under the subordinated indenture; and

  ( ) Any other Event of Default under the subordinated indenture with respect to the subordinated debentures of that series has been cured or waived as provided in the subordinated indenture (Subordinated Indenture, Section 802).

      There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of TXU Gas Company.

      Other than its duties in case of an Event of Default under the subordinated indenture, the debenture trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request, order or direction of any of the holders, unless the holders offer the debenture trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of subordinated debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or exercising any power conferred upon the debenture trustee. However, if the Event of Default under the subordinated indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The debenture trustee is not obligated to comply with directions that conflict with law or other provisions of the subordinated indenture (Subordinated Indenture, Section 812).

      No holder of subordinated debentures of any series will have any right to institute any proceeding under the subordinated indenture, or any remedy under the subordinated indenture, unless:

      ( ) The holder has previously given to the debenture trustee written notice of a continuing Event of Default under the subordinated indenture;

      ( ) The holders of a majority in aggregate principal amount of the outstanding subordinated debentures of all series in respect of which an Event of Default under the subordinated indenture will have occurred and be continuing have made a written request to the debenture trustee, and have offered reasonable indemnity to the debenture trustee to institute proceedings; and

      ( ) The debenture trustee has failed to institute any proceeding for 60 days after notice (Subordinated Indenture, Section 807).

However, these limitations do not apply to a suit by a holder of a subordinated debenture for payment of the principal, premium or interest on a subordinated debenture on or after the applicable due date (Subordinated Indenture, Section
808).

      TXU Gas Company will provide to the debenture trustee an annual statement by an appropriate officer as to TXU Gas Company's compliance with all conditions and covenants under the subordinated indenture (Subordinated Indenture, Section
606).

      ENFORCEMENT OF RIGHTS BY HOLDERS OF PREFERRED TRUST SECURITIES

      If there is an Event of Default under the subordinated indenture, then the holders of preferred trust securities will rely on the property trustee or the debenture trustee, acting for the benefit of the property trustee, to enforce the property trustee's rights against TXU Gas Company as a holder of the junior subordinated debentures. However, a holder of preferred trust securities may enforce the subordinated indenture directly against TXU Gas Company to the same extent as if the holder of preferred trust securities held a principal amount of junior subordinated debentures equal to the aggregate liquidation preference amount of its preferred trust securities (Subordinated Indenture, Section 610).

      The holders of preferred trust securities would not be able to exercise directly against TXU Gas Company any other rights unless the property trustee or the debenture trustee failed to do so for 60 days. Upon that failure, the holders of a majority of the aggregate liquidation preference amount of the outstanding preferred trust securities would have the right to directly institute proceedings for enforcement of all other rights against TXU Gas Company to the fullest extent permitted by law (Subordinated Indenture, Section
807).

      MODIFICATION AND WAIVER

      Without the consent of any holder of subordinated debentures, TXU Gas Company and the debenture trustee may enter into one or more supplemental indentures for any of the following purposes:

      ( ) To evidence the assumption by any permitted successor of the covenants of TXU Gas Company in the subordinated indenture and in the subordinated debentures;

      ( ) To add additional covenants of TXU Gas Company or to surrender any right or power of TXU Gas Company under the subordinated indenture;

      ( )  To add additional Events of Default under the subordinated indenture;

      ( ) To change or eliminate or add any provision to the subordinated indenture; provided, however, if the change will adversely affect the interests of the holders of subordinated debentures of any series in any material respect, the change, elimination or addition will become effective only:

           (1) when the consent of the holders of subordinated debentures of that series has been obtained in accordance with the subordinated indenture; or

           (2) when no subordinated debentures of the affected series remain outstanding under the subordinated indenture;

      ( ) To provide collateral security for all but not part of the subordinated debentures;

      ( ) To establish the form or terms of subordinated debentures of any other series as permitted by the subordinated indenture;

      ( ) To provide for the authentication and delivery of bearer securities with or without coupons;

      ( ) To evidence and provide for the acceptance of appointment of a successor trustee;

      ( ) To provide for the procedures required for use of a noncertificated system of registration for the subordinated debentures of all or any series;

      ( ) To change any place where principal, premium and interest will be payable, subordinated debentures may be surrendered for registration of transfer or exchange and notices to TXU Gas Company may be served; or

      ( ) To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the subordinated indenture; provided that the action will not adversely affect the interests of the holders of subordinated debentures of any series in any material respect (Subordinated Indenture, Section
           1201).

      The holders of at least a majority in aggregate principal amount of the subordinated debentures of all series then outstanding may waive compliance by TXU Gas Company with some restrictive provisions of the subordinated indenture (Subordinated Indenture, Section 607). The holders of not less than a majority in principal amount of the outstanding subordinated debentures of any series may waive any past default under the subordinated indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and some covenants and provisions of the subordinated indenture that cannot be modified or be amended without the consent of the holder of each outstanding subordinated debenture of the series affected (Subordinated Indenture, Section 813).

      If the Trust Indenture Act is amended after the date of the subordinated indenture in a way as to require changes to the subordinated indenture, the subordinated indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act. TXU Gas Company and the debenture trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence the amendment (Subordinated Indenture, Section 1201).

      The consent of the holders of a majority in aggregate principal amount of the subordinated debentures of all series then outstanding is required for all other modifications to the subordinated indenture. However, if less than all of the series of subordinated debentures outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No amendment or modification may:

      ( ) Change the stated maturity of the principal of, or any installment of principal of or interest on any subordinated debenture, or reduce the principal amount of any subordinated debenture or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any subordinated debenture, without the consent of the holder;

      ( ) Reduce the percentage in principal amount of the outstanding subordinated debentures of any series whose consent is required for any supplemental indenture, or any waiver of compliance with a provision of the subordinated indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

      ( ) Modify some of the provisions of the subordinated indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the subordinated debentures of any series, without the consent of the holder of each outstanding subordinated debenture affected by them (Subordinated Indenture, Section 1202).

      A supplemental indenture which changes the subordinated indenture solely for the benefit of one or more particular series of subordinated debentures, or modifies the rights of the holders of subordinated debentures of one or more series, will not affect the rights under the subordinated indenture of the holders of the subordinated debentures of any other series. So long as any of preferred trust securities remain outstanding, the debenture trustee may not consent to a supplemental indenture without the prior consent of the holders of a majority in aggregate liquidation of all preferred trust securities or, in the case of changes described in the clauses immediately above, 100% in aggregate liquidation preference of all preferred trust securities then outstanding which would be affected (Subordinated Indenture, Section 1202).

      The subordinated indenture provides that subordinated debentures owned by TXU Gas Company or anyone else required to make payments on the subordinated debentures will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent (Subordinated Indenture, Section 101).

      TXU Gas Company may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of holders, but TXU Gas Company will have no obligation to do so. If TXU Gas Company fixes a record date, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on the record date will be considered to be holders for the purposes of determining whether holders of the required percentage of the outstanding subordinated debentures have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose the outstanding subordinated debentures will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same subordinated debenture and the holder of every subordinated debenture issued upon the registration of transfer of or exchange of subordinated debentures. A transferee will be bound by acts of the debenture trustee or TXU Gas Company in reliance on those acts whether or not notation of that action is made upon the subordinated debenture (Subordinated Indenture, Section 104).

      RESIGNATION OF DEBENTURE TRUSTEE

      The debenture trustee may resign at any time by giving written notice to TXU Gas Company or may be removed at any time by act of the holders of a majority in principal amount of all series of subordinated debentures then outstanding delivered to the debenture trustee and TXU Gas Company. No resignation or removal of the debenture trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default under the subordinated indenture or event which, after notice or lapse of time, or both, would become an Event of Default under the subordinated indenture has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if TXU Gas Company has delivered to the debenture trustee a resolution of its Board of Directors appointing a successor trustee and the successor has accepted that appointment in accordance with the terms of the respective subordinated indenture, the debenture trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the subordinated indenture (Subordinated Indenture, Section 910).

      NOTICES

      Notices to holders of subordinated debentures will be given by mail to the addresses of the holders as they may appear in the security register for the subordinated debentures (Subordinated Indenture, Section 106).

      TITLE

      TXU Gas Company, the debenture trustee, and any agent of TXU Gas Company or the debenture trustee, may treat the person in whose name any subordinated debenture is registered as the absolute owner of the subordinated debenture, whether or not the subordinated debenture may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary (Subordinated Indenture, Section 308).

      GOVERNING LAW

      The subordinated indenture and the subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York (Subordinated Indenture, Section 112).

      CONCERNING THE DEBENTURE TRUSTEE

      The debenture trustee under the subordinated indenture will be The Bank of New York. In addition to acting as debenture trustee, The Bank of New York will act as property trustee under the trust agreement and as guarantee trustee under the guarantee. Its affiliate, The Bank of New York (Delaware), will act as the Delaware trustee under the trust agreement. In addition, The Bank of New York acts, and may act, as trustee under various indentures and trusts of TXU Gas Company, TXU Corp and other affiliates. TXU Gas Company, TXU Corp and other affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the debenture trustee in the ordinary course of their businesses.


                              PLAN OF DISTRIBUTION

      The debt securities and the preferred trust securities described in this prospectus may be offered (a) through agents; (b) through underwriters or dealers; or (c) directly to purchasers.

      BY AGENTS

      The debt securities and preferred trust securities may be sold through agents designated by TXU Gas Company.

      BY UNDERWRITERS

      If underwriters are used in any sale of debt securities or preferred trust securities, the underwriters will acquire the securities sold for their own account. The underwriters may resell those securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to specific conditions. The underwriters in any underwritten offering will be obligated to purchase all the offered securities if any are purchased. If a dealer is used in the sale, TXU Gas Company or TXU Gas Capital will sell the securities to the dealer as principal. The dealer may then resell the securities at varying prices determined at the time of resale.

      DIRECT SALES

      Debt securities and preferred trust securities may also be sold directly by TXU Gas Company. In that case, no underwriters or agents would be involved.

      GENERAL INFORMATION

      Underwriters, dealers and agents that participate in any distribution of debt securities or preferred trust securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from TXU Gas Company or TXU Gas Capital and any profit on the resale by them of those securities may be treated as underwriting discounts under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

      TXU Gas Company or TXU Gas Capital may authorize agents and underwriters to solicit offers by specified institutions to purchase debt securities or preferred trust securities at the public offering price and on terms described in the applicable prospectus supplement.

      TXU Gas Company may have agreements with agents, underwriters and dealers to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the agents, underwriters, dealers and remarketing firms may be required to make.

      Neither the debt securities nor the preferred trust securities has an established trading market. TXU Gas Company may decide to list any series of those securities on an exchange. However, TXU Gas Company will not be obligated to list securities on an exchange unless it states otherwise in a prospectus supplement. TXU Gas Company cannot assure that there will be any liquidity of the trading market for any series of debt securities or preferred trust securities.

      Agents, underwriters and dealers may engage in transactions with, or perform services for, TXU Gas Company or its subsidiaries in the ordinary course of business.


                              EXPERTS AND LEGALITY

      The consolidated financial statements included in the latest Annual Report of TXU Gas Company on Form 10-K, incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in the latest Annual Report of TXU Gas Company on Form 10-K, and have been incorporated by reference in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      With respect to any unaudited condensed consolidated interim financial information included in TXU Gas Company's Quarterly Reports on Form 10-Q which are or will be incorporated in this prospectus by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of that information. As stated in any of their reports included in TXU Gas Company's Quarterly Reports on Form 10-Q, which are or will be incorporated in this prospectus by reference, Deloitte & Touche LLP did not audit and did not express an opinion on that interim financial information. Accordingly, the degree of reliance on the reports on that information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for any of their reports on the unaudited condensed consolidated interim financial information because those reports are not "reports" or a "part" of the registration statement filed under the Securities Act with respect to the debt securities or preferred trust securities prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

      Matters of Delaware law relating to the validity of the preferred trust securities, the enforceability of the trust agreement and the creation of TXU Gas Capital are being passed upon by Richards, Layton & Finger, P.A., Special Delaware counsel for TXU Gas Company and TXU Gas Capital. The legality of the other securities offered in this prospectus will be passed upon for TXU Gas Company and TXU Gas Capital by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, and by Thelen Reid & Priest LLP, New York, New York, and for the underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all matters pertaining to incorporation of TXU Gas Company and all other matters of Texas law will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P. At June 30, 1999, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,000 shares of the common stock of TXU Corp, which owns all of the common stock of TXU Gas Company.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses payable by TXU Gas Company in connection with the issuance and distribution of the securities to be registered.

     Filing fee - Securities and Exchange Commission............     $139,000
     Fees of Trustees...........................................       30,000
     Fees of TXU Gas Company's counsel
         Worsham, Forsythe & Wooldridge, L.L.P..................      200,000
         Thelen Reid & Priest LLP...............................      200,000
     Fees of TXU Gas Company's and TXU Gas Capital's
         Special Delaware counsel...............................       10,000
     Auditors' fees.............................................       50,000
     Rating agencies' fees......................................      150,000
     Printing, including Registration Statement,
         prospectuses, exhibits, etc............................       60,000
     Miscellaneous.....................................                11,000
                                                                     --------
     Total expenses*............................................     $850,000
                                                                     ========

------------------

*    Estimated.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1 of the Texas Business Corporation Act permits TXU Gas Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of TXU Gas Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding that office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of TXU Gas Company.

     Article Eight of the Restated Articles of Incorporation of TXU Gas Company, as amended, provides as follows:

     "No director of this Corporation will be liable to this Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of this Corporation, except this Article Eight does not eliminate or limit the liability of a director of this Corporation for (1) a breach of the director's duty of loyalty to this Corporation or its shareholders, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (4) an act or omission for which the liability of the director is expressly provided for by statute, or (5) an act related to an unlawful stock repurchase or payment of a dividend."

     Section 1 of Article XIII of TXU Gas Company's Bylaws is as follows:

     "Section 1. The corporation shall indemnify any person who (1) is or was a director, officer, employee or agent of the corporation, or (2) while a director, officer, employee or agent of the corporation, its divisions or subsidiaries, is or was serving at the request of the corporation, pursuant to a resolution adopted by the Board of Directors, as a director, officer, partner, venturer, proprietor, Trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act. The corporation, pursuant to a resolution adopted by the Board of Directors, may indemnify any such person to such further extent as permitted by law."

     TXU Gas Company has entered into agreements with certain of its officers and directors which provide, among other things, for their indemnification by TXU Gas Company to the fullest extent permitted by Texas law.

     TXU Gas Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of TXU Gas Company also have insurance which insures them against certain other liabilities and expenses.

ITEM 16. EXHIBITS.


          PREVIOUSLY FILED*
         ------------------
          WITH
          FILE       AS
EXHIBIT   NUMBER   EXHIBIT
-------   -------  -------

 1(a)                        --  Form of Underwriting Agreement for TXU Gas
                                 Company Securities.
 1(b)                        --  Form of Underwriting Agreement for Preferred
                                 Trust Securities.
 4(a)     1-3183     3(a)    --  Amended and Restated Articles of Incorporation
          Form 10-Q              of TXU Gas Company, as amended.
          (Quarter
          ended June
          30, 1999)
 4(b)     1-3183     3(b)    --  Bylaws of TXU Gas Company, as amended.
          Form 10-Q
          (Quarter
          ended June
          30, 1999)
 4(c)     1-1283     4(kk)   --  Indenture (For Unsecured Debt Securities),
          Form 10-K              dated as of January 1, 1998 between ENSERCH
          (1997)                 Corporation (now TXU Gas Company) and The Bank
                                 of New York.
 4(d)                        --  Form of Officer's Certificate establishing a
                                 series of unsecured debt securities, including
                                 Form of Debt Security.
 4(e)                        --  Trust Agreement and Certificate of Trust of
                                 TXU Gas Capital II.
 4(f)                        --  Trust Agreement and Certificate of Trust of
                                 TXU Gas Capital III.
 4(g)                        --  Trust Agreement and Certificate of Trust of
                                 TXU Gas Capital IV.
 4(h)                        --  Form of Amended and Restated Trust Agreement.
 4(i)     1-12833    4(a)    --  Indenture (For Unsecured Subordinated Debt
          Form 8-K               Securities) as of June 1, 1998, between
          Gas (filed             ENSERCH Corporation (now TXU Company) and
          August 28,             The Bank of New York.
          1998)
 4(j)                        --  Form of Officer's Certificate establishing
                                 the Junior Subordinated Debentures,
                                 including Form of Junior Subordinated
                                 Debenture.
 4(k)                        --  Form of Guarantee Agreement relating to the
                                 Preferred Trust Securities.
 4(l)                        --  Form of Agreement as to Expenses and
                                 Liabilities relating to the Preferred
                                 Trust Securities is contained in Exhibit D
                                 of Exhibit 4(h) hereto.
 4(m)                        --  Form of Preferred Trust Securities is
                                 contained in Exhibit C of Exhibit 4(h)
                                 hereto.
 5(a)                        --  Opinion of Worsham, Forsythe & Wooldridge,
                                 L.L.P., General Counsel for TXU Gas Company.
 5(b)                        --  Opinion of Thelen Reid & Priest LLP, of
                                 counsel to TXU Gas Company.
 5(c)                        --  Opinion of Richards, Layton & Finger, P.A.,
                                 Special Delaware Counsel to TXU Gas Capital
                                 II and TXU Gas Company.
 5(d)                        --  Opinion of Richards, Layton & Finger, P.A.,
                                 Special Delaware Counsel to TXU Gas Capital
                                 III and TXU Gas Company.
 5(e)                        --  Opinion of Richards, Layton & Finger, P.A.,
                                 Special Delaware Counsel to TXU Gas Capital
                                 IV and TXU Gas Company.
12(a)     1-3183     12      --  Computation of Ratio of Earnings to Fixed
          Form 10-K              Charges and Computation of Ratio of Earnings
          (1998)                 to Combined Fixed Charges and Preferred
                                 Dividends of TXU Gas Company for periods ending prior to December 31, 1998.

12(b)                        --  Computation of Ratio of Earnings to Fixed
                                 Charges and Computation of Ratio of Earnings
                                 to Combined Fixed Charges and Preferred
                                 Dividends of TXU Gas Company for six months
                                 ended June 30, 1999.
   15                        --  Letter of Deloitte & Touche LLP regarding
                                 unaudited condensed interim financial
                                 information.
23(a)                        --  Consent of Deloitte & Touche LLP.
23(b)                        --  Consents of Worsham, Forsythe & Wooldridge,
                                 L.L.P., Thelen Reid & Priest LLP and Richards,
                                 Layton and Finger, P.A. are contained in
                                 Exhibits 5(a), 5(b) and 5(c)-5(e),
                                 respectively.
   24                        --  Power of Attorney (see page II-6 and Section
                                 4 of Exhibits 4(f), (g) and (h).
25(a)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York relating to Indenture (For
                                 Unsecured Debt Securities).
25(b)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the
                                 Indenture (For Unsecured Subordinated Debt
                                 Securities) of TXU Gas Company.
25(c)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the Amended
                                 and Restated Trust Agreement of TXU Gas
                                 Capital II.
25(d)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the
                                 Guarantee Agreement relating to the
                                 Preferred Trust Securities of TXU Gas
                                 Capital II.
25(e)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the Amended
                                 and Restated Trust Agreement of TXU Gas
                                 Capital III.
25(f)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the
                                 Guarantee Agreement relating to the
                                 Preferred Trust Securities of TXU Gas
                                 Capital III.
25(g)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the Amended
                                 and Restated Trust Agreement of TXU Gas
                                 Capital IV.
25(h)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the
                                 Guarantee Agreement relating to the
                                 Preferred Trust Securities of TXU Gas
                                 Capital IV.



------------------------------------

*   Incorporated by reference.

ITEM 17. UNDERTAKINGS.

a.   The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND ON ITS BEHALF.


                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 23RD OF AUGUST, 1999.

                                           TXU GAS COMPANY

                                           BY           /S/ ERLE NYE
                                             ----------------------------------
                                               (ERLE NYE, CHAIRMAN OF THE BOARD
                                                AND CHIEF EXECUTIVE)



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

           SIGNATURE                                TITLE              DATE

          /S/ ERLE NYE                 PRINCIPAL EXECUTIVE     AUGUST 23, 1999
----------------------------------     OFFICER AND DIRECTOR
    (ERLE NYE, CHAIRMAN OF THE
    BOARD AND CHIEF EXECUTIVE)


       /S/ KIRK R. OLIVER              PRINCIPAL FINANCIAL     AUGUST 23, 1999
----------------------------------     OFFICER
  (KIRK R. OLIVER, TREASURER)


     /S/ JERRY W. PINKERTON            PRINCIPAL ACCOUNTING    AUGUST 23, 1999
----------------------------------     OFFICER
 (JERRY W. PINKERTON, CONTROLLER)


        /S/ D.W. BIEGLER               DIRECTOR                AUGUST 23, 1999
----------------------------------
         (D.W. BIEGLER)


        /S/ BARBARA CURRY              DIRECTOR                AUGUST 23, 1999
----------------------------------
         (BARBARA CURRY)


                                       DIRECTOR
----------------------------------
       (H. JARRELL GIBBS)


     /S/ MICHAEL J. MCNALLY            DIRECTOR                AUGUST 23, 1999
----------------------------------
       (MICHAEL J. MCNALLY)


    /S/ ROBERT A. WOOLDRIDGE           DIRECTOR                AUGUST 23, 1999
----------------------------------
     (ROBERT A. WOOLDRIDGE)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, TXU Gas Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York on the 23rd day of August, 1999.


                                             TXU Gas Capital II


                                             By:     /s/ Robert J. Reger, Jr.
                                                -------------------------------
                                                       Robert J. Reger, Jr.
                                                        Attorney-in-fact



     Pursuant to the requirements of the Securities Act of 1933, TXU Gas Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York on the 23rd day of August, 1999.


                                             TXU Gas Capital III


                                             By:    /s/ Robert J. Reger, Jr.
                                                -------------------------------
                                                       Robert J. Reger, Jr.
                                                        Attorney-in-fact



     Pursuant to the requirements of the Securities Act of 1933, TXU Gas Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York on the 23rd day of August, 1999.


                                             TXU Gas Capital IV


                                             By:    /s/ Robert J. Reger, Jr.
                                                 -------------------------------
                                                      Robert J. Reger, Jr.
                                                        Attorney-in-fact

                                EXHIBIT INDEX


          PREVIOUSLY FILED*
         ------------------
          WITH
          FILE       AS
EXHIBIT   NUMBER   EXHIBIT
-------   -------  -------

 1(a)                        --  Form of Underwriting Agreement for TXU Gas
                                 Company Securities.
 1(b)                        --  Form of Underwriting Agreement for Preferred
                                 Trust Securities.
 4(a)     1-3183     3(a)    --  Amended and Restated Articles of Incorporation
          Form 10-Q              of TXU Gas Company, as amended.
          (Quarter
          ended June
          30, 1999)
 4(b)     1-3183     3(b)    --  Bylaws of TXU Gas Company, as amended.
          Form 10-Q
          (Quarter
          ended June
          30, 1999)
 4(c)     1-1283     4(kk)   --  Indenture (For Unsecured Debt Securities),
          Form 10-K              dated as of January 1, 1998 between ENSERCH
          (1997)                 Corporation (now TXU Gas Company) and The Bank
                                 of New York.
 4(d)                        --  Form of Officer's Certificate establishing a
                                 series of unsecured debt securities, including
                                 Form of Debt Security.
 4(e)                        --  Trust Agreement and Certificate of Trust of
                                 TXU Gas Capital II.
 4(f)                        --  Trust Agreement and Certificate of Trust of
                                 TXU Gas Capital III.
 4(g)                        --  Trust Agreement and Certificate of Trust of
                                 TXU Gas Capital IV.
 4(h)                        --  Form of Amended and Restated Trust Agreement.
 4(i)     1-12833    4(a)    --  Indenture (For Unsecured Subordinated Debt
          Form 8-K               Securities) as of June 1, 1998, between
          Gas (filed             ENSERCH Corporation (now TXU Company) and
          August 28,             The Bank of New York.
          1998)
 4(j)                        --  Form of Officer's Certificate establishing
                                 the Junior Subordinated Debentures,
                                 including Form of Junior Subordinated
                                 Debenture.
 4(k)                        --  Form of Guarantee Agreement relating to the
                                 Preferred Trust Securities.
 4(l)                        --  Form of Agreement as to Expenses and
                                 Liabilities relating to the Preferred
                                 Trust Securities is contained in Exhibit D
                                 of Exhibit 4(h) hereto.
 4(m)                        --  Form of Preferred Trust Securities is
                                 contained in Exhibit C of Exhibit 4(h)
                                 hereto.
 5(a)                        --  Opinion of Worsham, Forsythe & Wooldridge,
                                 L.L.P., General Counsel for TXU Gas Company.
 5(b)                        --  Opinion of Thelen Reid & Priest LLP, of
                                 counsel to TXU Gas Company.
 5(c)                        --  Opinion of Richards, Layton & Finger, P.A.,
                                 Special Delaware Counsel to TXU Gas Capital
                                 II and TXU Gas Company.
 5(d)                        --  Opinion of Richards, Layton & Finger, P.A.,
                                 Special Delaware Counsel to TXU Gas Capital
                                 III and TXU Gas Company.
 5(e)                        --  Opinion of Richards, Layton & Finger, P.A.,
                                 Special Delaware Counsel to TXU Gas Capital
                                 IV and TXU Gas Company.
12(a)     1-3183     12      --  Computation of Ratio of Earnings to Fixed
          Form 10-K              Charges and Computation of Ratio of Earnings
          (1998)                 to Combined Fixed Charges and Preferred
                                 Dividends of TXU Gas Company for periods ending prior to December 31, 1998.

12(b)                        --  Computation of Ratio of Earnings to Fixed
                                 Charges and Computation of Ratio of Earnings
                                 to Combined Fixed Charges and Preferred
                                 Dividends of TXU Gas Company for six months
                                 ended June 30, 1999.
   15                        --  Letter of Deloitte & Touche LLP regarding
                                 unaudited condensed interim financial
                                 information.
23(a)                        --  Consent of Deloitte & Touche LLP.
23(b)                        --  Consents of Worsham, Forsythe & Wooldridge,
                                 L.L.P., Thelen Reid & Priest LLP and Richards,
                                 Layton and Finger, P.A. are contained in
                                 Exhibits 5(a), 5(b) and 5(c)-5(e),
                                 respectively.
   24                        --  Power of Attorney (see page II-6 and Section
                                 4 of Exhibits 4(f), (g) and (h).
25(a)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York relating to Indenture (For
                                 Unsecured Debt Securities).
25(b)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the
                                 Indenture (For Unsecured Subordinated Debt
                                 Securities) of TXU Gas Company.
25(c)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the Amended
                                 and Restated Trust Agreement of TXU Gas
                                 Capital II.
25(d)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the
                                 Guarantee Agreement relating to the
                                 Preferred Trust Securities of TXU Gas
                                 Capital II.
25(e)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the Amended
                                 and Restated Trust Agreement of TXU Gas
                                 Capital III.
25(f)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the
                                 Guarantee Agreement relating to the
                                 Preferred Trust Securities of TXU Gas
                                 Capital III.
25(g)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the Amended
                                 and Restated Trust Agreement of TXU Gas
                                 Capital IV.
25(h)                        --  Statement of Eligibility on Form T-1 of The
                                 Bank of New York with respect to the
                                 Guarantee Agreement relating to the
                                 Preferred Trust Securities of TXU Gas
                                 Capital IV.



------------------------------------

*   Incorporated by reference.